Exhibit 99.1

FOR IMMEDIATE RELEASE

VARSITY GROUP INC. ANNOUNCES MANAGEMENT CHANGE

WASHINGTON, D.C. – November 21, 2006 Varsity Group Inc. (NASDAQ: VSTY) today announced that President and CEO Mark Thimmig has resigned to pursue other opportunities. Chief Financial Officer Jim Craig was named interim President and CEO while the Company conducts a search for a new CEO. Also during the interim, Founder and Chairman Eric J. Kuhn will, on behalf of the board, oversee management.

“My fellow directors and I look forward to working closely with Jim during this transition period,” said Mr. Kuhn. “My focus will be to work with the Board to quickly put the Company on a stable financial footing,” said Mr. Craig.

Prior to Craig’s role at Varsity Group, he held senior financial positions at several firms. From 2002 to 2006, he was CFO of Installs Inc., a leading consumer electronics in-home services provider. Prior to this, Mr. Craig held other senior financial and business development positions with early and mid-stage firms in the telecommunications industry, including MCI, Omnipoint and Starband. He has an MBA from Northwestern University and is a CPA.

ABOUT VARSITY GROUP INC.

Varsity Group Inc. is an outsource solution provider to education institutions nationwide. Under the brands Varsity Books and Campus Outfitters, Varsity provides solutions that enable schools to focus on their core educational mission. Varsity Group’s solutions include online textbook, school supply and full-service school uniform services.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Varsity Group’s business that are not historical facts are “Forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

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Contact:

Jim Craig

Chief Financial Officer

jim.craig@varsitygroup.com

202-349-1231